PRICEWATERHOUSECOOPERS [LOGO]
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                                                  | PricewaterhouseCoopers LLP
                                                  | 1177 Avenue of the Americas
                                                  | New York, NY 10036
                                                  | Telephone (646) 471 4000
                                                  | Facsimile (646) 471 4100




                       CONSENT OF INDEPENDENT ACCOUNTANTS


                                   ---------


We consent to the incorporation by reference in the Prospectus Supplement of Wells Fargo Asset Securities Corporation relating to Wells Fargo Mortgage Backed Securities 2001-19 Trust, of our report dated January 24, 2001 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, which appears as an exhibit in Financial Security Assurance Holdings Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.


                                   /s/ PRICEWATERHOUSECOOPERS LLP

                                   PricewaterhouseCoopers LLP


New York, New York
August 27, 2001